                                 THE LAW FIRM OF

                               HAMADA & MATSUMOTO



KASUMIGASEKI BUILDING, 25th floor
2-5, KASUMIGASEKI 3-CHOME
CHIYODA-KU, TOKYO 100, JAPAN
TEL:  03-3580-3377

                                                     February 4, 1998


Warburg, Pincus Institutional Fund, Inc.
466 Lexington Avenue
New York, New York 10017-3147

Ladies and Gentlemen:

We have acted as legal counsel to the Japan Growth Portfolio of Warburg, Pincus Institutional Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, as to matters of Japanese law.

We hereby confirm that the information set forth under the caption "Japan Growth Portfolio" in the section entitled "Dividends, Distributions and Taxes" in the Prospectus contained in the Fund's Registration Statement on Form N-1A, as amended (the "Registration Statement"), has been reviewed by us and in our opinion is correct. In addition, we hereby consent to the reference to us in the Prospectus and to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     HAMADA & MATSUMOTO


                                                     By: /s/ Yogo Kimura
                                                             Yogo Kimura